October 22, 2026 American Airlines Group Inc. THIRD-QUARTER 2026 FINANCIAL RESULTS Exhibit 99.2

Certain of the statements contained in this document should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, downturns in economic conditions could adversely affect our business; we will need to obtain sufficient financing or other capital to operate successfully; our high level of debt and other obligations may limit our ability to fund general corporate requirements and obtain additional financing, may limit our flexibility in responding to competitive developments and may cause our business to be vulnerable to adverse economic and industry conditions; if our financial condition worsens, provisions in our credit card processing and other commercial agreements may adversely affect our liquidity; the loss of key personnel whom we depend on to operate our business, or the inability to attract, develop and retain additional qualified personnel could adversely affect our business; our business has been and will continue to be materially affected by many changing economic, geopolitical, commercial, regulatory and other conditions beyond our control, including global events that affect travel behavior; the airline industry is intensely competitive and dynamic; union disputes, employee strikes and other labor-related disruptions may adversely affect our operations and financial performance; if we encounter problems with any of our third-party regional operators or third-party service providers, our operations could be adversely affected by a resulting decline in revenue or negative public perception about our services; any damage to our reputation or brand image could adversely affect our business or financial results; risks of losses and adverse publicity from any public incidents involving our company, people or brand; changes to our business model that are designed to increase revenues and reduce costs may not be successful and may cause operational difficulties or decreased demand; our intellectual property rights, particularly our branding rights, are valuable, and any inability to protect them may adversely affect our business and financial results; we may be a party to litigation in the normal course of business or otherwise, which could affect our financial position and liquidity; we rely heavily on technology and automated systems, including artificial intelligence, to operate our business, and any failures could harm our business, results of operations and financial condition; evolving data privacy requirements could increase our costs, and any significant cybersecurity incident could disrupt our operations, harm our reputation, expose us to legal risks and otherwise materially adversely affect our business, results of operations and financial condition; we are exposed to risks from cyberattacks, and any cybersecurity incidents involving us, our third-party service providers, or one of our AAdvantage partners or other business partners; we have a significant amount of goodwill, which is assessed for impairment at least annually. We may never realize the full value of our intangible or long-lived assets, causing us to record material impairment charges; the commercial relationships that we have with other companies, including any related equity investments, may not produce the returns or results we expect; our business is very dependent on the price and availability of aircraft fuel. Continued periods of high volatility in fuel costs, increased fuel prices or significant disruptions in the supply of aircraft fuel could have a significant negative impact on consumer demand, our operating results and liquidity; our business is subject to extensive government regulation; we can be adversely affected by any prolonged partial or full U.S. Government shutdown; we operate a global business with international operations that are subject to economic and political instability and have been, and in the future may continue to be, adversely affected by numerous events, circumstances or government actions beyond our control; we may be adversely affected by conflicts overseas, terrorist attacks or other acts of violence, domestically or abroad; the travel industry continues to face ongoing security concerns; we are subject to risks associated with climate change, including increased regulation of our greenhouse gas emissions, changing consumer preferences and the potential for increased impacts of severe weather events on our operations and infrastructure; we are subject to various risks associated with environmental and social matters, and many forms of environmental and noise regulation; a shortage of pilots or other personnel could materially adversely affect our business; we depend on a limited number of suppliers for aircraft, aircraft engines and parts. Delays in scheduled aircraft deliveries, unexpected grounding of aircraft or aircraft engines whether by regulators or by us, or other loss of anticipated fleet capacity, and failure of new aircraft to receive regulatory approval, be produced or otherwise perform as and when expected, adversely impacts our business, results of operations and financial condition; we rely on third-party distribution channels and must effectively manage the costs, rights and functionality of these channels; if we are unable to obtain and maintain adequate facilities and infrastructure throughout our system and, at some airports, adequate slots, we may be unable to operate our existing flight schedule and to expand or change our route network in the future; interruptions or disruptions in service at one of our key facilities; increases in insurance costs or reductions in insurance coverage, and heavy taxation of the airline industry; risks related to ownership of AAG common stock; and other risks set forth herein as well as in the company’s latest annual report on Form 10-K for the year ended December 31, 2025 (especially in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations) and subsequent quarterly reports on Form 10-Q (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the company’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement. Forward-looking statements 2

Third-quarter 2026 results • Revenue of $16.3 billion, up 19.3% year over year, above the high end of the previously guided range. • American delivered the best unit cost performance among the network carriers, with CASM-ex1 up 3.0%. • Fuel expense for the quarter increased $1.9 billion, or 67.5%, year over year. • On a GAAP basis, third-quarter net loss per diluted share of ($0.41). • Excluding net special items2, third-quarter net loss per diluted share of ($0.28). 1. Cost per available seat mile excluding net special items, fuel and profit sharing, or CASM-ex, is a non-GAAP measure. See GAAP to Non-GAAP Reconciliation at the end of this presentation. 2. Adjusted loss per diluted share excludes the impact of net special items is a non-GAAP financial measure. See GAAP to Non-GAAP reconciliation at the end of this presentation.. 3

Four pillars driving American’s revenue upside Elevate the Customer Experience Lead in Loyalty Grow the Global Network Drive Premium Revenue 4

Elevate the customer experience 5 Expand premium offerings Strengthen reliability and satisfaction − Installing Starlink across its entire mainline fleet, bringing the technology to more than 1,000 aircraft. − Expanding seatback entertainment to the narrowbody fleet, including screens on new deliveries beginning in 2028. − Growing the lounge network, with more lounges opening or being renovated than at any point in company history. − Continuing fleet modernization, including 19 additional 787-9 Premium aircraft expected in the coming years. − Systemwide NPS for on-time flights improved for six of the last seven quarters. − The new 787-9 Premium aircraft completed the summer with the highest NPS of any aircraft in the fleet. Source: Internal data.

Grow the global network 6 Strengthen the network Improve connectivity and execution − During the quarter, the company announced seven new international routes for 2027. − Growth was concentrated in key hubs, particularly Chicago, Miami, Philadelphia, and Phoenix, where American is building stronger schedules for local customers. − Expects rate of growth to decelerate in 2027 amid elevated fuel prices. − DFW handled record passenger volumes in the quarter, with significantly fewer misconnections, fewer mishandled bags, and unit revenue that outpaced the rest of the system. Source: Internal data.

Drive premium revenue 7 Source: Internal data. − Premium revenue increased 22.9% year over year. − Premium unit revenue increased 18.5%, which outperformed Main Cabin by more than 4 points. − Managed corporate revenue increased 27.6%, marking the sixth consecutive quarter of double- digit growth. − Today, Premium products generate roughly half of ticket revenue on approximately 30% of seats. − The Basic Economy-to-Main Cabin upsell rate increased six points, supporting improved revenue quality.

Lead in loyalty 8 Source: Internal data. − AAdvantage® enrollments increased 27.4% year over year. − Enrollment growth of 35% to 65% in New York, Los Angeles and Chicago. Expanding loyalty ecosystem − Third-quarter card spend increased nearly 10% year- over-year, demonstrating sustained engagement across the portfolio. − New cash-and-miles functionality provides customers additional flexibility in how they book travel. Driving long-term value Industry-leading loyalty program continues to evolve and offers exclusive benefits

35.1 31.7 30.7 28.1 2023 2024 2025 3Q26 • Ended the quarter with $11.8 billion of total available liquidity and more than $26 billion of unencumbered assets and first-lien borrowing capacity. • Remain committed to achieving our 3.0x net debt1 to EBITDAR target. Strong financial foundation 91. Net debt includes debt, finance and operating lease liabilities and pension obligations less unrestricted cash and short-term investments. See reconciliation at the end of the presentation. Net Debt1 ($ billions)

Outlook 1. All adjusted loss per diluted share guidance excludes the impact of net special items and is a non-GAAP measure. The guidance for loss per diluted share reflects an absolute number and is not a year-over-year comparison. The company is unable to reconcile certain forward-looking information to GAAP, as the nature or amount of net special items cannot be determined at this time. 2. Cost per available seat mile excluding net special items, fuel and profit sharing, or CASM-ex, is a non-GAAP measure. The company is unable to reconcile certain forward-looking information to GAAP because the nature or amount of net special items cannot be determined at this time. 4Q 2026E (vs. 4Q 2025) Available seat miles +5.5% to +6.5% Total revenue +19.5% to +22.5% CASM excluding net special items, fuel and profit sharing2 +2.5% to +3.5% Adjusted loss per diluted share1 ($1.10) to ($0.50) FY 2026E Adjusted loss per diluted share1 ($1.60) to ($1.00) • The fourth-quarter 2026 outlook is based on the forward fuel curve as of Oct. 19 and assumes an average fuel price of ~$4.70 per gallon. • Based on the current revenue outlook and forward fuel curve, the company now expects full-year adjusted loss per diluted share1 to be between a loss of ($1.60) and a loss of ($1.00), despite over a ~$7 billion year-over-year headwind related to higher jet fuel prices. 10

Appendix

GAAP to non-GAAP reconciliation Reconciliation of GAAP Financial Information to Non-GAAP Financial Information American Airlines Group Inc. (the Company) sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures: - Operating Income (GAAP measure) to Operating Income Excluding Net Special Items (non-GAAP measure) - Operating Margin (GAAP measure) to Operating Margin Excluding Net Special Items (non-GAAP measure) - Pre-Tax Income (Loss) (GAAP measure) to Pre-Tax Income (Loss) Excluding Net Special Items (non-GAAP measure) - Pre-Tax Margin (GAAP measure) to Pre-Tax Margin Excluding Net Special Items (non-GAAP measure) - Net Income (Loss) (GAAP measure) to Net Income (Loss) Excluding Net Special Items (non-GAAP measure) - Basic and Diluted Earnings (Loss) Per Share (GAAP measure) to Basic and Diluted Earnings (Loss) Per Share Excluding Net Special Items (non-GAAP measure) Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items provides management with an additional tool to understand the Company’s core operating performance. Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items, fuel and profit sharing (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding net special items, fuel and profit sharing. Management uses total operating costs excluding net special items, fuel and profit sharing and CASM excluding net special items, fuel and profit sharing to evaluate the Company's current operating performance and to allow for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to- period financial performance. Additionally, the Company excludes profit sharing to allow investors to better understand and analyze its operating cost performance and to provide a more meaningful comparison of its core operating costs to the airline industry. The adjustment to exclude net special items, fuel and profit sharing provides management with an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance. 12

GAAP to non-GAAP reconciliation

Reconciliation of Operating Income Excluding Net Special Items	3 Months Ended September 30, 2026	3 Months Ended September 30, 2025	Percent Increase (Decrease)	9 Months Ended September 30, 2026	9 Months Ended September 30, 2025	Percent Increase (Decrease)
	(in millions)			(in millions)		
Operating income as reported	$ 115	$ 151		$ 521	$ 1,015	
Operating net special items:						
Mainline operating special items, net [1]	9	7		29	125	
Regional operating special items, net	8	-		8	-	
Operating income excluding net special items	$ 132	$ 158	(16.2%)	$ 558	$ 1,140	(51.0%)
Calculation of Operating Margin						
Operating income as reported	$ 115	$ 151		$ 521	$ 1,015	
Total operating revenues as reported	$ 16,335	$ 13,691		$ 46,982	$ 40,634	
Operating margin	0.7%	1.1%		1.1%	2.5%	
Calculation of Operating Margin Excluding Net Special Items						
Operating income excluding net special items	$ 132	$ 158		$ 558	$ 1,140	
Total operating revenues as reported	$ 16,335	$ 13,691		$ 46,982	$ 40,634	
Operating margin excluding net special items	0.8%	1.2%		1.2%	2.8%	
Reconciliation of Pre-Tax Income (Loss) Excluding Net Special Items						
Pre-tax income (loss) as reported	$ (334)	$ (142)		$ (702)	$ 48	
Pre-tax net special items:						
Mainline operating special items, net [1]	9	7		29	125	
Regional operating special items, net	8	-		8	-	
Nonoperating special items, net [2]	95	(4)		259	28	
Total pre-tax net special items	112	3		296	153	
Pre-tax income (loss) excluding net special items	$ (222)	$ (139)	60.1%	$ (406)	$ 201	nm
Calculation of Pre-Tax Margin						
Pre-tax income (loss) as reported	$ (334)	$ (142)		$ (702)	$ 48	
Total operating revenues as reported	$ 16,335	$ 13,691		$ 46,982	$ 40,634	
Pre-tax margin	(2.0%)	(1.0%)		(1.5%)	0.1%	
Calculation of Pre-Tax Margin Excluding Net Special Items						
Pre-tax income (loss) excluding net special items	$ (222)	$ (139)		$ (406)	$ 201	
Total operating revenues as reported	$ 16,335	$ 13,691		$ 46,982	$ 40,634	
Pre-tax margin excluding net special items	(1.4%)	(1.0%)		(0.9%)	0.5%	

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GAAP to non-GAAP reconciliation

Reconciliation of Net Income (Loss) Excluding Net Special Items	3 Months Ended September 30, 2026	3 Months Ended September 30, 2025	Percent Increase (Decrease)	9 Months Ended September 30, 2026	9 Months Ended September 30, 2025	Percent Increase (Decrease)
	(in millions, except share and per share amounts)			(in millions, except share and per share amounts)		
Net income (loss) as reported	$ (269)	$ (114)		$ (580)	$ 12	
Net special items:						
Total pre-tax net special items [(1), (2)]	112	3		296	153	
Net tax effect of net special items	(25)	-		(66)	(34)	
Net income (loss) excluding net special items	$ (182)	$ (111)	63.7%	$ (350)	$ 131	nm
Reconciliation of Basic and Diluted Earnings (Loss) Per Share Excluding Net Special Items						
Net income (loss) excluding net special items	$ (182)	$ (111)		$ (350)	$ 131	
Shares used for computation (in thousands):						
Basic	662,706	660,358		662,026	659,788	
Diluted	662,706	660,358		662,026	660,784	
Earnings (loss) per share excluding net special items:						
Basic	$ (0.28)	$ (0.17)		$ (0.53)	$ 0.20	
Diluted	$ (0.28)	$ (0.17)		$ (0.53)	$ 0.20	
Reconciliation of Total Operating Costs per ASM Excluding Net Special Items, Fuel and Profit Sharing						
Total operating expenses as reported	$ 16,220	$ 13,540		$ 46,461	$ 39,619	
Operating net special items:						
Mainline operating special items, net [(1)]	(9)	(7)		(29)	(125)	
Regional operating special items, net	(8)	-		(8)	-	
Total operating expenses excluding net special items	16,203	13,533		46,424	39,494	
Aircraft fuel and related taxes	(4,635)	(2,767)		(12,444)	(8,017)	
Total operating expenses excluding net special items and fuel	11,568	10,766		33,980	31,477	
Profit sharing	-	8		-	(33)	
Total operating expenses excluding net special items, fuel and profit sharing	$ 11,568	$ 10,774		$ 33,980	$ 31,444	
	(in cents)			(in cents)		
Total operating expenses per ASM as reported	20.10	17.49		19.81	17.61	
Operating net special items per ASM:						
Mainline operating special items, net [(1)]	(0.01)	(0.01)		(0.01)	(0.06)	
Regional operating special items, net	(0.01)	-		-	-	
Total operating expenses per ASM excluding net special items	20.08	17.48		19.79	17.56	
Aircraft fuel and related taxes per ASM	(5.74)	(3.58)		(5.31)	(3.56)	
Total operating expenses per ASM excluding net special items and fuel	14.34	13.91		14.49	13.99	
Profit sharing per ASM	-	0.01		-	(0.01)	
Total operating expenses per ASM excluding net special items, fuel and profit sharing	14.34	13.92		14.49	13.98	

Note: Amounts may not recalculate due to rounding.

FOOTNOTES:

(1) The 2025 nine month period mainline operating special items, net principally included a one-time charge resulting from adjustments to vacation accruals due to pay rate increases effective January 1, 2025, following the ratification of the contract extension in the fourth quarter of 2024 with the Company's mainline maintenance and fleet service team members and adjustments to litigation reserves.

(2) Principally included mark-to-market net unrealized gains and losses associated with certain equity investments as well as charges associated with debt refinancings and extinguishments. Additionally, the 2026 third quarter and nine month period included an impairment charge related to the Company's equity investment in Republic Airways Holdings Inc.

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Total debt and net debt reconciliation 15 The Company's total debt and net debt are presented below, which are non-GAAP measures that management believes are useful for assessing the Company's debt profile. Total debt is defined as debt, finance and operating lease liabilities and pension obligations, and net debt is defined as total debt, net of unrestricted cash and short-term investments. Total Debt and Net Debt (at end of period) September 30, 2026 (in millions) Debt and finance leases $ 29,635 Operating lease liabilities 6,639 Pension obligations 92 Total debt 36,366 Less: cash and short-term investments 8,287 Net debt $ 28,079

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